UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2017

Advanced Environmental Petroleum Producers, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-192405	46-3046340
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14405 Walters Road, Suite 780 Houston, TX	77014
(address of principal executive offices)	(zip code)

281-402-3167
(registrant’s telephone number, including area code)

_____________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2017, Advanced Environmental Petroleum Producers, Inc. (the “Company” or “AEPP”) and Oncolix, Inc. (“Oncolix”) amended the Agreement and Plan of Merger (the “Merger”) for the acquisition by AEPP of all the outstanding securities of Oncolix, a private clinical-stage biotechnology company developing Prolanta™ for the treatment of ovarian cancer. The amendment reduced the obligation of AEPP after the closing of the Merger to increase its number of authorized shares of common stock to an amount no less than 950 million shares. The current number of authorized shares of AEPP common stock is 500 million shares. AEPP and Oncolix believe that this amended number of authorized shares allows sufficient flexibility for its operating and financial activities after the Merger.

The Merger is subject to certain conditions to closing. There can be no assurances that the Merger will close. The Amendment to the Agreement and Plan of Merger is enclosed as Exhibit 2.02 to this Current Report on Form 8-K.

The closing of the Merger is subject to closing conditions.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

See Item 1.01 of this Current Report on Form 8-K for proposed changes to the Articles of Incorporation of the Company.

Forward-looking statements

This Current Report on Form 8-K and the press release above may contain forward‐looking statements about the business, financial condition and prospects of the Company. Forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “goal,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, by discussions of strategy or objectives, as well as to whether any merger transaction will close, and the final terms of the merger including approximate issuance of Company capital stock in any such transaction, as such issuances are subject to adjustment based on the trading price of the Company common stock post-closing. Forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in the press release include, without limitation, the specific terms, plans and intentions of the Company regarding its agreement with the stockholders and debtholders of Oncolix, the uncertainty regarding the closing of any transaction, the availability of financing for such transaction and the future operations of the Company, and other matters.

Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate or that the Company will close any transaction with the Oncolix shareholders (whether on the terms set forth therein or any other terms). Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in the press release speak only as of the date of the press release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in the press release. Investors are urged to consider closely the disclosures in our Forms 10-K, 10-Q, 8-K and other filings with the SEC, which can be electronically accessed from the SEC's website at http://www.sec.gov/.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits.

2.02	Amendment to Agreement and Plan of Merger dated as of July 25, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Environmental Petroleum Producers Inc.

Dated: July 25, 2017	By:	/s/ Michael T. Redman
Michael T. Redman
Chief Executive Officer

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